Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

EL DORADO, Arkansas, November 3, 2010 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the third quarter of 2010 was $202.8 million ($1.05 per diluted share) compared to net income of $188.9 million ($0.98 per diluted share) in the third quarter of 2009. The Company had higher income in 2010 compared to 2009 primarily due to better earnings from U.S. retail marketing and ethanol production operations.

For the first nine months of 2010, net income totaled $624.0 million ($3.24 per diluted share) compared to $518.8 million ($2.70 per diluted share) for the same period in 2009. The 2010 nine months had better earnings than 2009 mostly due to a combination of higher oil and natural gas sales volumes and sales prices, and improved profits in the U.S. retail marketing business. The first nine months of 2009 included income from discontinued operations of $97.8 million ($0.51 per diluted share) which arose primarily from a gain on sale of the Company’s operations in Ecuador in March 2009.

Third Quarter 2010 vs. Third Quarter 2009

Exploration and Production (E&P)

Reviewing quarterly results by type of business, the Company’s income contribution from E&P continuing operations was $186.7 million in the third quarter of 2010 compared to $184.1 million in the same quarter of 2009. The earnings improvement in 2010 compared to 2009 was mainly attributable to higher crude oil and natural gas sales prices and higher natural gas sales volumes, but these were partially offset by lower crude oil sales volumes and higher exploration and extraction costs. Total crude oil and gas liquids production from continuing operations was 119,899 barrels per day in the third quarter 2010 compared to 131,637 barrels per day in the 2009 quarter, with the decrease primarily attributable to lower gross production in 2010 at the Kikeh field, offshore Sabah, Malaysia. Crude oil sales volumes from continuing operations averaged 122,574 barrels per day in the third quarter of 2010 compared to 128,187 barrels per day in the 2009 period. The Company’s worldwide crude oil, condensate and natural gas liquids sales prices averaged $65.45 per barrel for the 2010 third quarter compared to $61.13 per barrel in the same quarter of 2009. Natural gas sales volumes were 371 million cubic feet per day in the third quarter 2010 compared to 182 million cubic feet per day in the third quarter of 2009, with the increase due to ramp up of production at natural gas fields offshore Sarawak,

Malaysia, where the first gas field commenced production in the third quarter of 2009, and higher 2010 production at the Tupper area in Western Canada. North American natural gas volumes were sold at an average of $4.24 per thousand cubic feet (MCF) during the 2010 third quarter compared to $3.01 per MCF during the 2009 quarter. Natural gas produced from Sarawak fields in Malaysia was sold at an average of $5.71 per MCF in the 2010 quarter compared to $3.31 per MCF in 2009. Exploration expenses were $62.0 million in the 2010 quarter compared to $37.9 million in the same period of 2009, with the increase primarily attributable to higher undeveloped leasehold amortization expense in 2010 associated with the Eagle Ford shale play in South Texas and recent leasehold acquisitions in Canada. Additionally, the 2010 quarter included 3D seismic costs covering a portion of the MPS and MPN blocks offshore Republic of the Congo, as well as costs associated with a dry hole offshore the United Kingdom.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated a quarterly profit of $50.6 million in the third quarter 2010 compared to a profit of $37.2 million in the 2009 third quarter. U.S. manufacturing operations earned $10.2 million in the 2010 period compared to $1.6 million in the 2009 period; the earnings improvement in 2010 was primarily attributable to profits generated at the Hankinson, North Dakota, ethanol plant that was acquired in the fourth quarter 2009. U.S. marketing operations had earnings in the 2010 quarter of $54.2 million compared to earnings of $44.7 million in the 2009 quarter with the improvement primarily resulting from higher merchandising and fuel margins for the retail marketing business during the 2010 quarter. The U.K. results in both the 2010 and 2009 third quarters were below break-even due to weak refining margins in each period.

Corporate

The after-tax costs of corporate functions were $34.5 million in the 2010 quarter compared to costs of $32.4 million in the 2009 quarter. The Company had higher administrative costs and lower income tax benefits in the 2010 third quarter compared to the same quarter of 2009. Net after-tax losses on transactions denominated in foreign currencies in the current quarter were $15.8 million compared to net losses of $17.0 million in the comparable 2009 period.

First Nine Months 2010 vs. First Nine Months 2009

Exploration and Production (E&P)

The Company’s E&P continuing operations earned $652.8 million in the first nine months of 2010 compared to $352.7 million in the same period of 2009. The primary reasons for the improved 2010 earnings were higher crude oil and natural gas sales prices and higher crude oil and natural gas sales volumes in the current period. Continuing operations excludes the results of discontinued operations in Ecuador, which had income of $97.8 million in the 2009 period primarily associated with a gain on sale of these assets in March 2009. Crude oil and gas liquids production from continuing operations during the nine months of 2010 averaged 130,244 barrels per day compared to 127,911 barrels per day in the similar 2009 period. The crude oil production increase in 2010 was primarily attributable to higher oil production at the Thunder Hawk field in the Gulf of Mexico and the Azurite field, offshore Republic of the Congo. Higher 2010 oil production at these two fields was partially offset by lower volumes produced at Kikeh and mature fields in the Gulf of Mexico. Natural gas sales were 354 million cubic feet per day in 2010 compared to 147 million cubic feet per day in 2009, with the 140% increase attributable to volumes produced at gas fields offshore Sarawak, continued ramp-up of production at the Tupper field, and more third party gas demand from the Kikeh field. Crude oil, condensate and gas liquids sales prices from continuing operations averaged $65.06 per barrel in the 2010 period compared to $52.59 per barrel in 2009. North American natural gas was sold at an average of $4.48 per MCF in 2010 compared to $3.50 per MCF in 2009. Sarawak natural gas was sold at an average price of $5.20 per MCF in 2010, while 2009 volumes averaged $3.31 per MCF. Exploration expenses were $181.5 million in 2010 compared to $184.0 million in 2009. The 2010 period included higher costs for 3D seismic offshore Republic of the Congo and in the Eagle Ford shale area in South Texas. Higher amortization expense in 2010 for undeveloped acreage in the Eagle Ford shale area was partially offset by lower amortization for Tupper West properties in British Columbia. The 2010 period included lower dry hole costs mostly associated with unsuccessful exploration drilling in the prior year offshore Australia. Additionally, the 2010 period had lower expense associated with the redetermination of Terra Nova working interests. The Company expects its interest in Terra Nova to decline from 12.0% to 10.5% upon completion of the redetermination process, which is anticipated by year-end 2010.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated a profit of $104.7 million in the first nine months of 2010 compared to a profit of $75.8 million in 2009. U.S. manufacturing operations lost $3.6 million in 2010 compared to earnings of $24.2 million in 2009. The unfavorable manufacturing results in 2010 were primarily attributable to weaker refining margins and a complete turnaround at the Meraux, Louisiana, refinery during the 2010 period. Manufacturing results in 2010 benefited, however, from profitable operations at the Company’s Hankinson, North Dakota, ethanol facility. U.S. marketing operations had 2010 earnings of $132.7 million compared to earnings of $58.1 million in 2009. The Company’s average retail marketing margins in the 2010 period were $0.04 per gallon higher than in 2009. R&M results in the United Kingdom were losses in both years due to weak refining margins at the Milford Haven, Wales, refinery. Additionally, Milford Haven was shut down for approximately two months during 2010 for a plant-wide turnaround and a significant upgrade. The Company had previously announced its intention to sell its U.S. refining and U.K. downstream operations.

Corporate

Corporate after-tax costs were $133.5 million in the first nine months of 2010 compared to costs of $7.5 million in the 2009 period. The current period had foreign exchange losses of $58.8 million after taxes, whereas foreign exchange effects were net gains of $42.7 million in the 2009 period. The 2010 period also had increased net interest expense compared to 2009 due to higher average long-term borrowings and lower interest amounts capitalized to development projects during the current year. Additionally, the current year had higher administrative expenses compared to 2009 essentially related to higher staffing costs.

David M. Wood, President and Chief Executive Officer, commented, “Our exploration program is very active in the fourth quarter with three more wells offshore Republic of the Congo and our first drilling activities offshore Suriname and Indonesia. Additionally, we continue our development work in two North American resource plays – the Montney formation in Western Canada at Tupper and Tupper West and the Eagle Ford shale area in South Texas. During the quarter we completed the acquisition of our second ethanol plant at Hereford, Texas. We expect construction of the unfinished Hereford plant to be completed and the plant in operation by the end of the first quarter 2011. The process of selling our U.S. refining businesses, along with U.K. marketing operations, continues on track.

“Production in the fourth quarter of 2010 is expected to average 198,000 barrels of oil equivalent per day, but sales volumes are projected to average 188,000 barrels of oil equivalent per day. We currently expect earnings in the fourth quarter to be between $0.50 and $1.15 per diluted share, with the wide range due to a significant amount of exploration drilling in the three-month period. These earnings are based on total exploration expense ranging from $50 to $190 million and projected profits of $23 million from our refining and marketing business. Projected results for the fourth quarter could be affected by commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss third quarter 2010 results on Thursday, November 4 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web Site at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-888-516-2446. The telephone reservation number for the call is 2649284. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through November 8 by calling 1-888-203-1112. Audio downloads will also be available on the Murphy Web site through December 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the third quarter and nine months of 2010 with comparisons to 2009 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2009 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

#####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$155.2	14.6	138.5	6.0
Canada	204.0	39.1	185.4	44.6
Malaysia	453.4	167.6	416.3	156.2
United Kingdom	28.0	4.9	15.1	2.1
Republic of the Congo	46.6	(20.2)	—	(11.5)
Other	.4	(19.3)	.3	(13.3)

	887.6	186.7	755.6	184.1

Refining and marketing
United States Manufacturing	1,254.7	10.2	993.9	1.6
United States Marketing	4,017.0	54.2	3,529.0	44.7
United Kingdom	930.5	(13.8)	751.7	(9.1)

	6,202.2	50.6	5,274.6	37.2

	7,089.8	237.3	6,030.2	221.3
Intersegment transfers elimination	(1,017.1)	—	(827.8)	—

	6,072.7	237.3	5,202.4	221.3
Corporate	(8.9)	(34.5)	(18.6)	(32.4)

Total revenues/net income	$6,063.8	202.8	5,183.8	188.9

	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$497.8	47.8	292.4	2.6
Canada	667.8	150.6	495.1	38.8
Malaysia	1,386.7	499.3	1,059.9	400.9
United Kingdom	109.5	29.9	41.9	9.1
Republic of the Congo	100.3	(26.6)	—	(9.4)
Other	3.0	(48.2)	1.0	(89.3)

	2,765.1	652.8	1,890.3	352.7

Refining and marketing
United States Manufacturing	3,269.2	(3.6)	2,428.7	24.2
United States Marketing	11,703.5	132.7	8,966.4	58.1
United Kingdom	1,889.5	(24.4)	1,925.6	(6.5)

	16,862.2	104.7	13,320.7	75.8

	19,627.3	757.5	15,211.0	428.5
Intersegment transfers elimination	(2,732.8)	—	(2,092.6)	—

	16,894.5	757.5	13,118.4	428.5
Corporate	(58.6)	(133.5)	66.8	(7.5)

Revenue/income from continuing operations	16,835.9	624.0	13,185.2	421.0
Discontinued operations, net of tax	—	—	—	97.8

Total revenues/net income	$16,835.9	624.0	13,185.2	518.8

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Millions of dollars)	United States	Canada	Malaysia	United Kingdom	Republic of the Congo	Other	Synthetic Oil – Canada	Total
Three Months Ended September 30, 2010
Oil and gas sales and other revenues	$155.2	121.0	453.4	28.0	46.6	.4	83.0	887.6
Production expenses	34.5	23.0	87.0	6.4	21.2	—	52.9	225.0
Depreciation, depletion and amortization	66.5	41.7	94.2	5.0	25.8	.4	10.8	244.4
Accretion of asset retirement obligations	1.8	1.2	2.5	.6	.1	.2	1.5	7.9
Exploration expenses
Dry holes	(.2)	—	—	5.7	(.3)	—	—	5.2
Geological and geophysical	2.1	.1	.9	.1	15.0	3.3	—	21.5
Other	.6	.1	—	—	—	6.2	—	6.9

	2.5	.2	.9	5.8	14.7	9.5	—	33.6
Undeveloped lease amortization	18.5	8.7	—	—	—	1.2	—	28.4

Total exploration expenses	21.0	8.9	.9	5.8	14.7	10.7	—	62.0

Terra Nova working interest redetermination	—	4.5	—	—	—	—	—	4.5
Selling and general expenses	9.3	2.4	.3	.7	(.5)	8.4	.3	20.9

Results of operations before taxes	22.1	39.3	268.5	9.5	(14.7)	(19.3)	17.5	322.9
Income tax provisions	7.5	12.7	100.9	4.6	5.5	—	5.0	136.2

Results of operations (excluding corporate overhead and interest)	14.6	26.6	167.6	4.9	(20.2)	(19.3)	12.5	186.7

Three Months Ended September 30, 2009*
Oil and gas sales and other revenues	$138.5	100.9	416.3	15.1	—	.3	84.5	755.6
Production expenses	31.9	23.3	85.4	7.8	—	—	41.5	189.9
Depreciation, depletion and amortization	79.9	41.3	76.9	3.1	—	.5	7.7	209.4
Accretion of asset retirement obligations	1.7	1.1	2.0	.4	—	.1	1.2	6.5
Exploration expenses
Dry holes	.9	—	.1	—	13.5	1.2	—	15.7
Geological and geophysical	1.2	3.0	.4	—	—	.5	—	5.1
Other	.6	.1	—	.1	(1.0)	4.5	—	4.3

	2.7	3.1	.5	.1	12.5	6.2	—	25.1
Undeveloped lease amortization	10.3	1.3	—	—	—	1.2	—	12.8

Total exploration expenses	13.0	4.4	.5	.1	12.5	7.4	—	37.9

Terra Nova working interest redetermination	—	1.3	—	—	—	—	—	1.3
Selling and general expenses	2.8	4.3	(.6)	.5	(1.0)	5.6	.2	11.8

Results of operations before taxes	9.2	25.2	252.1	3.2	(11.5)	(13.3)	33.9	298.8
Income tax provisions	3.2	5.5	95.9	1.1	—	—	9.0	114.7

Results of operations (excluding corporate overhead and interest)	6.0	19.7	156.2	2.1	(11.5)	(13.3)	24.9	184.1

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Millions of dollars)	United States	Canada	Malaysia	United Kingdom	Republic of the Congo	Other	Synthetic Oil – Canada	Total
Nine Months Ended September 30, 2010
Oil and gas sales and other revenues	$497.8	397.1	1,386.7	109.5	100.3	3.0	270.7	2,765.1
Production expenses	101.0	75.3	241.1	20.6	47.7	—	152.4	638.1
Depreciation, depletion and amortization	222.0	134.8	291.0	19.1	47.9	1.0	33.0	748.8
Accretion of asset retirement obligations	5.2	3.6	7.2	1.7	.2	.4	4.7	23.0
Exploration expenses
Dry holes	(.1)	—	30.5	5.7	(.6)	(.5)	—	35.0
Geological and geophysical	19.2	.6	1.9	.6	18.4	6.7	—	47.4
Other	6.3	.3	—	.2	—	15.5	—	22.3

	25.4	.9	32.4	6.5	17.8	21.7	—	104.7
Undeveloped lease amortization	49.7	23.4	—	—	—	3.7	—	76.8

Total exploration expenses	75.1	24.3	32.4	6.5	17.8	25.4	—	181.5

Terra Nova working interest redetermination	—	15.4	—	—	—	—	—	15.4
Selling and general expenses	22.7	8.9	.6	2.3	(1.1)	23.6	.7	57.7

Results of operations before taxes	71.8	134.8	814.4	59.3	(12.2)	(47.4)	79.9	1,100.6
Income tax provisions	24.0	41.3	315.1	29.4	14.4	.8	22.8	447.8

Results of operations (excluding corporate overhead and interest)	$47.8	93.5	499.3	29.9	(26.6)	(48.2)	57.1	652.8

Nine Months Ended September 30, 2009*
Oil and gas sales and other revenues	$292.4	302.5	1,059.9	41.9	—	1.0	192.6	1,890.3
Production expenses	62.8	71.7	174.5	13.3	—	—	131.3	453.6
Depreciation, depletion and amortization	167.4	122.8	212.4	8.4	.1	1.1	19.9	532.1
Accretion of asset retirement obligations	5.1	3.1	5.6	1.2	—	.4	3.2	18.6
Exploration expenses
Dry holes	11.7	—	13.9	—	13.5	45.1	—	84.2
Geological and geophysical	2.8	4.3	.6	—	—	13.4	—	21.1
Other	5.0	.3	—	.3	(3.2)	9.8	—	12.2

	19.5	4.6	14.5	.3	10.3	68.3	—	117.5
Undeveloped lease amortization	23.2	40.2	—	—	—	3.1	—	66.5

Total exploration expenses	42.7	44.8	14.5	.3	10.3	71.4	—	184.0

Terra Nova working interest redetermination	—	36.4	—	—	—	—	—	36.4
Selling and general expenses	13.3	12.1	(1.4)	2.1	(1.0)	17.3	.6	43.0

Results of operations before taxes	1.1	11.6	654.3	16.6	(9.4)	(89.2)	37.6	622.6
Income tax provisions (benefits)	(1.5)	2.6	253.4	7.5	—	.1	7.8	269.9

Results of operations (excluding corporate overhead and interest)	$2.6	9.0	400.9	9.1	(9.4)	(89.3)	29.8	352.7

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues	$6,063,783	5,183,757	16,835,874	13,185,155

Costs and expenses
Crude oil and product purchases	4,759,402	4,092,713	12,991,528	10,223,288
Operating expenses	506,996	421,621	1,432,847	1,157,871
Exploration expenses	62,046	37,899	181,503	183,950
Selling and general expenses	69,422	56,712	203,404	175,146
Depreciation, depletion and amortization	285,280	245,539	866,172	637,737
Accretion of asset retirement obligations	8,104	6,717	23,561	19,134
Redetermination of Terra Nova working interest	4,491	1,301	15,353	36,392
Interest expense	12,751	12,611	41,453	37,783
Interest capitalized	(4,708)	(4,135)	(11,069)	(26,585)

	5,703,784	4,870,978	15,744,752	12,444,716

Income from continuing operations before income taxes	359,999	312,779	1,091,122	740,439
Income tax expense	157,167	123,902	467,110	319,478

Income from continuing operations	202,832	188,877	624,012	420,961
Income from discontinued operations, net of tax	—	—	—	97,790

Net income	$202,832	188,877	624,012	518,751

Per Common share - Basic
Continuing operations	$1.06	0.99	3.26	2.21
Discontinued operations	—	—	—	0.51

Total	$1.06	0.99	3.26	2.72

Per Common share - Diluted
Continuing operations	$1.05	0.98	3.24	2.19
Discontinued operations	—	—	—	0.51

Total	$1.05	0.98	3.24	2.70

Cash dividends per Common share	$0.275	0.25	0.775	0.75

Average Common shares outstanding (thousands)
Basic	191,944	190,811	191,577	190,692
Diluted	193,438	192,642	192,866	192,375

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating Activities
Net income	$202,832	188,877	624,012	518,751
Adjustments to reconcile net income to net cash provided by operating activities
Income from discontinued operations	—	—	—	(97,790)
Depreciation, depletion and amortization	285,280	245,539	866,172	637,737
Amortization of deferred major repair costs	11,330	6,543	27,480	19,272
Expenditures for asset retirements	(9,096)	(7,622)	(34,376)	(44,308)
Dry hole costs	5,204	15,752	35,045	84,228
Amortization of undeveloped leases	28,438	12,870	76,816	66,534
Accretion of asset retirement obligations	8,104	6,717	23,561	19,134
Deferred and noncurrent income tax charges	9,035	22,215	42,268	46,454
Pretax gain from disposition of assets	(208)	(151)	(997)	(3,736)
Net (increase) decrease in operating working capital other than cash and cash equivalents	167,457	54,106	417,237	(139,029)
Other - net	44,762	129,119	123,663	79,548

Net cash provided by continuing operations	753,138	673,965	2,200,881	1,186,795
Net cash required by discontinued operations	—	—	—	(328)

Net cash provided by operating activities	753,138	673,965	2,200,881	1,186,467

Investing Activities
Property additions and dry holes	(619,400)	(537,135)	(1,611,656)	(1,542,032)
Proceeds from sale of assets	403	410	2,195	1,570
Purchases of investment securities*	(599,583)	(569,427)	(1,862,609)	(1,755,184)
Proceeds from maturity of investment securities*	772,096	359,796	2,011,386	1,381,211
Expenditures for major repairs	(6,898)	(2,576)	(96,000)	(15,528)
Other - net	(8,115)	(10,903)	(31,225)	(26,154)
Investing activities of discontinued operations
Sales proceeds	—	—	—	78,908
Other	—	—	—	(845)

Net cash required by investing activities	(461,497)	(759,835)	(1,587,909)	(1,878,054)

Financing Activities
Increase (decrease) in notes payable	(125,009)	(51,500)	(247,028)	453,500
Decrease in nonrecourse debt of a subsidiary	(79,731)	—	(82,000)	(2,572)
Proceeds from exercise of stock options and employee stock purchase plans	11,302	3,165	26,100	8,594
Excess tax benefits related to exercise of stock options	9,102	444	9,585	2,475
Withholding tax on stock-based incentive awards	—	—	(5,170)	—
Cash dividends paid	(52,739)	(47,701)	(148,439)	(143,027)

Net cash provided (required) by financing activities	(237,075)	(95,592)	(446,952)	318,970

Effect of exchange rate changes on cash and cash equivalents	9,006	(10,554)	(4,772)	21,574

Net increase (decrease) in cash and cash equivalents	63,572	(192,016)	161,248	(351,043)
Cash and cash equivalents at beginning of period	398,820	507,083	301,144	666,110

Cash and cash equivalents at end of period	$462,392	315,067	462,392	315,067

*	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2009)

(Millions of dollars)

			Sept. 30, 2010	Dec. 31, 2009
Total current assets			$3,456.9	3,375.7
Total current liabilities			2,751.7	2,181.6
Total assets			13,732.6	12,756.4
Long-term debt			1,024.3	1,353.2
Stockholders’ equity			7,966.9	7,346.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Capital expenditures - continuing operations
Exploration and production
United States	$64.7	75.3	335.1	288.8
Canada	232.5	91.6	583.5	252.1
Malaysia	175.0	256.9	380.4	630.1
Other	81.7	94.0	161.7	271.8

	553.9	517.8	1,460.7	1,442.8

Refining and marketing
United States manufacturing	62.2	28.8	122.0	68.9
United States marketing	42.0	17.2	108.2	42.1
United Kingdom	1.2	31.1	64.7	68.3

	105.4	77.1	294.9	179.3

Corporate	1.4	0.3	4.5	2.0

Total capital expenditures - continuing operations	660.7	595.2	1,760.1	1,624.1

Charged to exploration expenses*
United States	2.5	2.7	25.4	19.5
Canada	0.2	3.1	0.9	4.6
Malaysia	0.9	0.5	32.4	14.5
Other	30.0	18.8	46.0	78.9

Total charged to exploration expenses	33.6	25.1	104.7	117.5

Total capitalized	$627.1	570.1	1,655.4	1,506.6

* Excludes amortization of undeveloped leases of	$28.4	12.8	76.8	66.5

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net crude oil, condensate and gas liquids produced – barrels per day	119,899	131,637	130,244	129,672
Continuing operations	119,899	131,637	130,244	127,911
United States	19,404	19,639	20,594	15,502
Canada – light	47	21	43	8
– heavy	5,749	6,581	6,048	6,976
– offshore	10,534	10,538	11,774	12,822
– synthetic	12,044	13,804	12,973	12,458
Malaysia	63,794	76,290	70,444	75,782
United Kingdom	2,831	2,165	3,669	3,487
Republic of the Congo	5,496	2,599	4,699	876
Discontinued operations	—	—	—	1,761

Net crude oil, condensate and gas liquids sold – barrels per day	122,574	128,187	133,304	124,988
Continuing operations	122,574	128,187	133,304	123,435
United States	19,404	19,639	20,594	15,502
Canada – light	47	21	43	8
– heavy	5,749	6,581	6,048	6,976
– offshore	10,055	9,554	11,682	13,087
– synthetic	12,044	13,804	12,973	12,458
Malaysia	64,547	76,386	72,428	72,970
United Kingdom	3,394	2,202	4,742	2,434
Republic of the Congo	7,334	—	4,794	—
Discontinued operations	—	—	—	1,553

Net natural gas sold – thousands of cubic feet per day	371,005	182,199	354,038	147,240
United States	56,159	63,304	52,582	55,141
Canada	81,869	55,115	83,179	45,982
Malaysia – Sarawak	167,773	3,042	150,973	1,025
– Kikeh	59,538	57,980	61,559	42,310
United Kingdom	5,666	2,758	5,745	2,782

Total net hydrocarbons produced – equivalent barrels per day[1]	181,733	162,004	189,250	154,212
Total net hydrocarbons sold – equivalent barrels per day[1]	184,408	158,554	192,310	149,528

Weighted average sales prices
Crude oil, condensate and natural gas liquids – dollars per barrel[2]
United States	$73.10	65.57	74.53	54.50
Canada[3] – light	68.33	66.66	73.75	62.82
– heavy	46.09	46.75	49.29	36.35
– offshore	75.52	67.94	75.29	54.25
– synthetic	74.80	66.54	76.04	56.62
Malaysia[4]	60.35	59.18	58.90	52.62
United Kingdom	77.22	68.93	76.53	56.75
Republic of the Congo	70.73	—	71.09	—
Natural gas – dollars per thousand cubic feet
United States[2]	$4.51	3.33	4.75	3.96
Canada[3]	4.05	2.65	4.31	2.95
Malaysia – Sarawak	5.71	3.31	5.20	3.31
– Kikeh	0.23	0.24	0.23	0.23
United Kingdom[3]	7.24	3.91	6.33	5.15

[1]	Natural gas converted on an energy equivalent basis of 6:1.
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under the terms of the production sharing contracts for Blocks SK 309/311 and K.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Refining and Marketing
Refinery inputs – barrels per day	267,988	250,081	215,285	244,627
United States	158,002	146,371	140,022	141,635
Crude oil – Meraux, Louisiana	111,543	102,865	99,333	101,472
– Superior, Wisconsin	36,568	33,295	34,050	32,771
Other feedstocks	9,891	10,211	6,639	7,392
United Kingdom	109,986	103,710	75,263	102,992
Crude oil – Milford Haven, Wales	105,552	95,753	70,729	97,244
Other feedstocks	4,434	7,957	4,534	5,748

Refinery yields – barrels per day	267,988	250,081	215,285	244,627
United States	158,002	146,371	140,022	141,635
Gasoline	62,873	64,594	57,616	61,615
Kerosine	8,950	9,581	9,973	11,084
Diesel and home heating oils	46,542	42,001	38,519	40,358
Residuals	19,105	15,707	18,420	15,290
Asphalt, LPG and other	18,684	12,637	14,352	11,905
Fuel and loss	1,848	1,851	1,142	1,383
United Kingdom	109,986	103,710	75,263	102,992
Gasoline	29,697	28,418	18,831	26,474
Kerosine	15,326	17,042	10,683	13,473
Diesel and home heating oils	34,503	33,831	22,179	35,688
Residuals	10,447	11,391	7,207	10,272
Asphalt, LPG and other	16,354	9,737	13,471	13,428
Fuel and loss	3,659	3,291	2,892	3,657

Petroleum products sold – barrels per day	584,306	553,698	524,092	532,240
Total United States	467,119	448,685	445,897	428,405
United States manufacturing	160,902	146,075	141,523	137,855
Gasoline	70,328	64,596	65,018	61,615
Kerosine	8,952	9,579	9,973	11,084
Diesel and home heating oils	46,542	42,006	38,519	40,704
Residuals	18,516	14,734	18,151	14,849
Asphalt, LPG and other	16,564	15,160	9,862	9,603
United States marketing	432,039	418,791	417,884	403,953
Gasoline	339,956	326,675	330,194	316,439
Kerosine	10,968	13,239	9,986	12,564
Diesel and other	81,115	78,877	77,704	74,950
United States intercompany elimination	(125,822)	(116,181)	(113,510)	(113,403)
Gasoline	(70,328)	(64,596)	(65,018)	(61,615)
Kerosine	(8,952)	(9,579)	(9,973)	(11,084)
Diesel and other	(46,542)	(42,006)	(38,519)	(40,704)
United Kingdom	117,187	105,013	78,195	103,835
Gasoline	30,389	28,491	21,005	29,272
Kerosine	15,587	16,853	10,765	12,541
Diesel and home heating oils	38,572	35,867	26,496	37,303
Residuals	11,786	10,068	7,414	9,696
LPG and other	20,853	13,734	12,515	15,023

Unit margins per barrel:
United States refining[1]	$0.23	$0.22	$(0.68)	$1.03
United Kingdom refining and marketing	(1.84)	(0.78)	(1.75)	0.15

United States retail marketing:
Fuel margin per gallon[2]	$0.137	$0.133	$0.128	$0.088
Gallons sold per store month	313,140	320,460	307,276	312,597
Merchandise sales revenue per store month	$161,352	$147,753	$152,875	$134,497
Merchandise margin as a percentage of merchandise sales	13.5%	12.2%	13.0%	12.8%
Store count at end of period (Company operated)	1,083	1,037	1,083	1,037

[1]	Represents refinery sales realizations less cost of crude and other feedstocks and refinery operating and depreciation expenses.
[2]	Represents net sales prices for fuel less purchased cost of fuel.